                                                                    Exhibit 99.1

Blue Valley Ban Corp.
11935 Riley
Overland Park, Kansas  66225-6128

                                        Contact:  Mark A. Fortino
                                                  Chief Financial Officer
                                                  (913) 338-1000

For Immediate Release Monday, December 8, 2008

 Blue Valley Ban Corp. Participates in the U.S. Treasury's Capital Purchase Program

Overland Park, Kansas, December 8, 2008 - Blue Valley Ban Corp. (OTCBB: BVBC)
("the Company") announced today that it has issued and sold to the United States
Department of the Treasury (the "Treasury") 21,750 shares of Fixed Rate
Cumulative Perpetual Preferred Stock, Series A (the "Preferred Shares"), along with a ten year warrant (the "Warrant") to purchase 111,083 shares of the
Company's common stock for $29.37 per share, for a total cash price of $21.75 million. This transaction occurred pursuant to, and is governed by, the U.S.
Treasury's Capital Purchase Program (the "CPP"). The CPP is designed to attract broad participation by healthy institutions, to stabilize the financial system, and to increase lending for the benefit of the U.S. economy.

"We believe that it is important for us, and for other healthy institutions throughout the industry, to continue to strengthen our capital base. While our capital ratios currently exceed those needed to earn the designation of "well capitalized", we are pleased to have been selected to utilize this additional capital to better serve the lending needs of consumers and businesses in our market," said Robert D. Regnier, Chairman and CEO of Blue Valley Ban Corp.

"We believe this additional capital will provide us with the opportunity to continue to expand the Company's geographic area and asset base," said Robert D.
Taylor, Director and Audit Committee Chair of Blue Valley Ban Corp.

"The additional capital will allow the Company to provide prudent lending in our market area to better serve funding requirements. This new lending will be good for the economy, our customers and our Company," said Donald H. Alexander,
Director of Blue Valley Ban Corp.

About Blue Valley Ban Corp.
Blue Valley Ban Corp. is a bank holding company that, through its subsidiaries, provides banking services to businesses, their owners, professionals and individuals in Johnson County, Kansas. In addition, the Company originates residential mortgages nationwide through its InternetMortgage.com website.

This release contains forward-looking statements within the meaning of Section
21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform
Act of 1995, and is including this statement for purposes of those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, can generally be identified by use of the words "believe," "expect," "could,"
"potential," "intend," "plans," "anticipate," "estimate," "project," or similar expressions. The Company is unable to predict the actual results of its future plans or strategies with certainty. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions or the demand for housing in the Company's market areas; a deterioration in the demand for mortgage financing; legislative or regulatory changes; adverse developments in the Company's

loan or  investment  portfolio;  any  inability  to obtain  funding on favorable terms;  the  loss  of  key  personnel;  significant  increases  in  competition;
potential  unfavorable  results of  litigation to which the Company may become a party; and the possible dilutive effect of potential acquisitions or expansions.
These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.